Registration No. 333-67779
                       ___________________________
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                          ______________________
                       POST-EFFECTIVE AMENDMENT #1
                                 FORM S-8
                          REGISTRATION STATEMENT
                                  UNDER
                        THE SECURITIES ACT OF 1933
                        __________________________
                         IMS HEALTH INCORPORATED
          (Exact name of Registrant as specified in its charter)

              Delaware                           06-1506026
(State or other jurisdiction of      (I.R.S. Employer Identification
   incorporation or organization)                  Number)

                            200 Nyala Farms
                           Westport, CT 06880
   (Address, including zip code, of Registrant's principal executive office)

1998 IMS Health Incorporated Stock Option Plan for Former Employees of
                Pharmaceutical Marketing Services, Inc.
                        (Full title of the Plan)
                        _______________________

                           Kenneth S. Siegel
          Senior Vice President, General Counsel and Secretary
                        IMS Health Incorporated
                            200 Nyala Farms
                           Westport, CT 06880
                             (203) 222-4200
  (Name, address, including zip code, and telephone number, including area code, of Registrant's agent for service)

                               Copies to:
                         Joel S. Hoffman, Esq.
                       Simpson Thacher & Bartlett
                          425 Lexington Avenue
                     New York, New York 10017-3954
                             (212) 455-2000
                          ___________________
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                     CALCULATION OF REGISTRATION FEE

                                          Proposed     Proposed
                                           Maximum      Maximum
                              Amount to   Offering     Aggregate     Amount of
 Title of Securities to be       be       Price Per    Offering    Registration
         Registered          Registered(a) Share(b)     Price(b)      Fee(b)

Common Stock, $0.01 par        160,000
value per share(c)


(a) Subject to adjustment to prevent dilution resulting from 2-for-1 stock split. This registration statement, as originally filed with the Securities and Exchange Commission on July 1, 1998 (File Number 333-58361), covered 160,000 shares of Common Stock, $0.01 par value per share
     ("Common Stock"). Pursuant to Rule 416(b) under the Securities Act of 1933, as amended (the "Act"), the number of shares of Common Stock covered by this registration statement also includes the additional shares of Common Stock represented by the 2-for-1 stock split that will be effected on January 15, 1999.
(b) As the shares reflected in this table are deemed to be covered by a previously filed registration statement pursuant to Rule 416 of the Act, no additional registration fee is payable.
(c) Includes Preferred Share Purchase Rights which, prior to the occurrence of certain events, will not be exercisable or evidenced separately from the Common Stock.




































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                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westport, State of Connecticut, on this 12th day of January, 1999.

                                      IMS Health Incorporated
                                      (Registrant)


                                      By  /s/Kenneth S. Siegel
                                             Kenneth S. Siegel
                                             Senior Vice President,
                                             General Counsel & Secretary


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


          Signature                     Title                 Date

*  Robert E. Weissman          Chairman, Chief
   ___________________         Executive Officer          January 12, 1999
   Robert E. Weissman          (principal executive
                               officer) and Director


*  Victoria R. Fash            President, Chief
   __________________          Operating Officer and      January 12, 1999
   Victoria R. Fash            Director


*  J. Michal Conaway           Chief Financial
   __________________          Officer                    January 12, 1999
   J. Michal Conaway

*  James C. Malone             Senior Vice President
   __________________          and Controller             January 12, 1999
   James C. Malone             (principal accounting
                               officer)

*  Clifford L Alexander, Jr.
   _________________________   Director                   January 12, 1999
   Clifford L. Alexander, Jr.






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*  John P. Imlay, Jr.          Director                 January 12, 1999
   _____________________
   John P. Imlay, Jr.

*  Robert Kamerschen
   _____________________       Director                 January 12, 1999
   Robert Kamerschen


*  Robert J. Lanigan
  _____________________        Director                 January 12, 1999
   Robert J. Lanigan


*  H. Eugene Lockhart          Director                 January 12, 1999
   _____________________
   H. Eugene Lockhart


*  M. Bernard Puckett          Director                 January 12, 1999
   _____________________
   M. Bernard Puckett


*  William C. Van Fassen       Director                 January 12, 1999
   _____________________
   William C. Van Fassen


   /s/Kenneth S. Siegel
By ______________________                               January 12, 1999
     Attorney-in-Fact